UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2014

Huntsman Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32427	42-1648585
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Huntsman International LLC

(Exact name of registrant as specified in its charter)

Delaware	333-85141	87-0630358
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

500 Huntsman Way
Salt Lake City, Utah	84108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 584-5700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Events.

On May 28, 2014, Huntsman Corporation (the “Company”) issued a press release announcing the pricing of €145.0 million in aggregate principal amount of additional 5.125% senior notes due 2021 (the “Notes”) issued by its wholly owned subsidiary, Huntsman International LLC.  The offering was increased from a previously announced size of €100 million in aggregate principal amount of Notes.  The Notes are being offered as additional notes under the indenture, dated as of December 23, 2013, among the Issuer, the guarantors party thereto, Wilmington Trust, National Association, as trustee, and Citibank, N.A., London Branch, as paying agent, transfer agent, registrar and authenticating agent, pursuant to which the Issuer issued €300.0 million in aggregate principal amount of its 5.125% Senior Notes due 2021 on December 23, 2013 (the “Initial Notes”).  The Notes will be treated as a single series with, and will have the same terms as, the Initial Notes.  The Notes will be issued at a price of 103.25% and carry an interest rate of 5.125% and will mature on April 15, 2021.  The Company is filing a copy of the press release as Exhibit 99.1 hereto, which is incorporated by reference to this Item 8.01.

The press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 9.01  Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description
99.1	Press Release dated May 28, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTSMAN CORPORATION
HUNTSMAN INTERNATIONAL LLC

/s/ Troy M. Keller
Troy M. Keller
Assistant Secretary

Dated: May 28, 2014

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release dated May 28, 2014.